UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/19/2019

Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Discovery Place
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
_
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 19, 2019, Discovery Communications, LLC (“DCL”), a wholly owned subsidiary of Discovery, Inc.,  issued a notice for the redemption in full of all $411,087,000 aggregate principal amount outstanding of its 5.625% Notes due 2019 (CUSIP: 25470D AA7) (the “Notes”) in accordance with the terms of the indenture governing the Notes.
The Notes will be redeemed on March 21, 2019 (the “Redemption Date”), at a redemption price with respect to each Note equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis at a comparable treasury rate plus 30 basis points, plus accrued interest thereon to the Redemption Date.
On the Redemption Date, the redemption price will become due and payable on the Notes and, unless DCL defaults in the payment of the redemption price, interest on the Notes will cease to accrue on and after the Redemption Date. The notice of redemption specifying the terms, conditions and procedures for the redemption is available through U.S. Bank National Association, located at One Federal Street, 3rd Floor, Boston, Massachusetts, 02110, as paying agent for the Notes. The foregoing does not constitute a notice of redemption for the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: February 20, 2019	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer